Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated May 1, 2025 relating to the Common Stock, par value $0.01 per share (the “Common Stock”), of NCR Voyix Corporation shall be filed on behalf of the undersigned.

GREENHOUSE LONG ONLY MASTER FUND LP By: Greenhouse Fund GP LLC, its general partner By: /s/ Joseph Milano*
Name: Joseph Milano
Title: Authorized Person

GREENHOUSE FUND GP LLC By: /s/ Joseph Milano*
Name: Joseph Milano
Title: Authorized Person

GREENHOUSE FUNDS LLLP By: Greenhouse GP LLC, its general partner By: /s/ Joseph Milano*
Name: Joseph Milano
Title: Authorized Person

GREENHOUSE GP LLC By: /s/ Joseph Milano*
Name: Joseph Milano
Title: Authorized Person

JOSEPH MILANO By: /s/ Joseph Milano*